                                                                  Exhibit 10.16
February 12, 1998



Board of Directors
PDS Financial Corporation
ATTN:  Johan P. Finley
6442 City West Parkway
Suite 300
Eden Prairie, MN  55344

Ladies/Gentlemen:

We are pleased to submit to PDS Financial Corporation (the "Company") by this letter our proposal whereby Miller & Schroeder Financial, Inc. will undertake, as Managing Underwriter, a registered public offering (the "Offering") of up to 10,000 Investment Units, consisting of Subordinated Notes with detachable Warrants.

Subject to the conditions and terms set forth herein, and the satisfactory completion of our normal due diligence, and subject to market conditions of the time of the Offering, we propose that the underwriters purchase from the Company up to 10,000 Units and resell such Units to the public in a firmly underwritten offering to be registered with the Securities and Exchange Commission (the "SEC").

The principal elements and conditions of the Offering are as follows:


1.   OFFERING.

     The Issuer. . . . . . . . . . . . . PDS Financial Corporation, a Minnesota
                                         corporation, or its successor.

     The Managing Underwriter. . . . . . Miller & Schroeder Financial, Inc.
                                         (the "Managing Underwriter").

     The Offered Securities. . . . . . . Up to 10,000 Units will be offered at a purchase price of $1,000.00 each for
                                         gross proceeds of $10 million.  Each
                                         Unit is expected to consist of:

                                         1.  a 10% subordinated note with a par
                                             value of $1,000.00, a final
                                             maturity of 6 years and an average
                                             life of 4.5 years (the "Notes");
                                             and


January 20, 1998
Page 2

                                         2.  a warrant to purchase 50 shares of
                                             the Company's common stock (500,000
                                             shares in aggregate) at an Exercise
                                             Price per share equal to 125% of
                                             market price at time of closing
                                             exercisable immediately after
                                             closing and expiring 5 years from
                                             the date of closing (the
                                             "Warrants").

     Indenture . . . . . . . . . . . . . The Notes will be issued pursuant to an indenture between the Company and a
                                         trustee approved by the Managing
                                         Underwriter (the "Indenture").

     Over-allotment Option . . . . . . . The Company will grant a 15%
                                         over-allotment option to the Managing
                                         Underwriter with such option expiring
                                         45 days after the Offering.

     Type of Offering. . . . . . . . . . Registered public offering.  The
                                         Company will register the following:
                                         (i) Units; (ii) Notes; (iii) Warrants;
                                         (iv) shares of Common Stock issuable
                                         upon exercise of the Warrants); (v)
                                         Underwriter's Warrants and (vi) shares
                                         of Common Stock issuable upon exercise
                                         of Underwriter's Warrants.

     Listing of Units on Nasdaq. . . . . The Managing Underwriter and the
                                         Company will agree on whether to list
                                         the Units and/or the Notes and
                                         Warrants on Nasdaq for appropriate
                                         blue sky registration and secondary
                                         trading.

     Use of Proceeds . . . . . . . . . . The net proceeds of the offering will be used for general corporate
                                         purposes.

     A.   THE NOTES

          Rating . . . . . . . . . . . . The Notes will not be rated.

          Subordination  . . . . . . . . The Notes will be junior, subordinate, and subject in right of payment to the
                                         prior payment of all Senior Debt, but
                                         will be senior in right of payment to
                                         any Subordinated Debt held by an
                                         affiliate of the Company or a
                                         subsidiary other than the Notes,
                                         whether outstanding at closing or
                                         created thereafter.  The term "Senior
                                         Debt" will be defined to include all
                                         Debt of the Company other than
                                         Subordinated


January 20, 1998
Page 3

                                         Debt.  "Subordinated Debt" will mean
                                         all Debt which contains, or has
                                         applicable thereto, subordination
                                         provisions. "Indebtedness" will mean
                                         all obligations which in accordance
                                         with generally accepted accounting
                                         principles are classified as
                                         liabilities upon a balance sheet.
                                         "Debt" will mean the sum of
                                         Indebtedness for borrowed money
                                         regardless of date due, obligations
                                         for rentals under any capitalized
                                         leases, and guaranties of the
                                         Indebtedness of others.

     Interest Payments . . . . . . . . . Interest on the Notes will be paid at an annual rate currently expected to
                                         be around 10.0% (to be negotiated
                                         prior to effective date of the
                                         Registration Statement) beginning on
                                         the 15th day of the third full month
                                         after closing and quarterly thereafter
                                         until final maturity (each an
                                         "Interest Payment Date").

     Principal Payments. . . . . . . . . Beginning with the 8th Interest
                                         Payment Date (the "Initial
                                         Amortization Date") and annually
                                         thereafter until final maturity (each
                                         a "Principal Payment Date"), principal
                                         of $150 per Note, or $1.5 million in
                                         aggregate, will be due and payable.
                                         On the final maturity of the Notes,
                                         all remaining outstanding principal,
                                         expected to be $400 per Note, or $4
                                         million in aggregate, will be due and
                                         payable.

     Optional Prepayments. . . . . . . . The Company may pre-pay principal, on a pro-rata basis in whole or in part
                                         in minimum aggregate amounts of
                                         $100,000, on any Principal Payment
                                         Date at par plus accrued interest plus
                                         a premium.  If principal is prepaid
                                         during the first three years after the
                                         closing date, a 6% premium will be
                                         due.  Thereafter, the premium will
                                         decrease 2% per year with no premium
                                         due during the last year prior to
                                         maturity.

     Events of Default . . . . . . . . . Without limitation, events of default under the Indenture with respect to
                                         the Notes will include:


January 20, 1998
Page 4

                                         1.  failure to pay any interest when
                                             due continued for 15 days
                                             thereafter;

                                         2.  failure to pay any principal or
                                             premium when due;

                                         3.  failure to perform any covenant or
                                             the breach of any representation or
                                             warranty;

                                         4.  certain defaults on other financial
                                             obligations of the Company or its
                                             consolidated subsidiaries; and

                                         5.  certain events of bankruptcy.

     B.   THE WARRANTS

     Number of Shares; Exercise

     Price; Expiration . . . . . . . . . As an inducement to the purchase of each Unit, the Company will also
                                         deliver therewith an immediately
                                         detachable Warrant to purchase 50
                                         registered shares of the Company's
                                         common stock at an initial Exercise
                                         Price per share equal to 125% of
                                         market price at time of closing
                                         exercisable commencing immediately
                                         after closing and expiring on the
                                         fifth anniversary date of the closing.
                                         Payment of the Exercise Price may be
                                         made by certified check or bank
                                         cashier's check payable to the
                                         Company, or by surrender of Notes, or
                                         any combination thereof.  All shares
                                         issued upon exercise will be duly
                                         authorized and issued, fully paid, and
                                         non-assessable.

     Redemption. . . . . . . . . . . . . The Company may redeem the Warrants, in whole or in part, for $0.01 per
                                         Warrant at any time after the first
                                         anniversary of the effective date,
                                         provided that the Company's common
                                         stock has traded at or above 250% of
                                         the Exercise Price per share for 20
                                         consecutive trading days immediately
                                         prior to the redemption.


January 20, 1998
Page 5

     Anti-Dilution Adjustments . . . . . The Exercise Price and the number of shares for which the Warrants are
                                         exercisable may be subject to
                                         adjustment in certain events as
                                         follows:

                                         1. if the Company:

                                             a.   issues shares of common stock
                                                  as a dividend on the common
                                                  stock;

                                             b.   subdivides or combines its
                                                  common stock; or

                                             c.   distributes to holders of
                                                  common stock rights or
                                                  warrants to subscribe for or
                                                  purchase shares of the
                                                  Company's common stock,
                                                  Options, or Convertible
                                                  Securities, then the Exercise
                                                  Price and/or the number of
                                                  shares for which the Warrants
                                                  are exercisable will be
                                                  adjusted appropriately;

                                         2.  provided that:

                                             a.   no adjustment of the Exercise
                                                  Price will be required until
                                                  cumulative adjustments amount
                                                  to $0.01 or more per share;

                                             b.   no fractional shares will be
                                                  issued upon exercise; and

                                             c.   any other adjustments will be
                                                  made to the extent necessary
                                                  so that any share-related
                                                  distributions will not be
                                                  taxable to holders of the
                                                  Notes, the Warrants, or the
                                                  common stock.

     C.   THE UNITS

     Covenants . . . . . . . . . . . . . In general, expected to be consistent with the business objectives of the
                                         Company, but in any case will include
                                         the following:

                                             a.   the maintenance of a tangible
                                                  net worth of $________
                                                  (expected to be $6 million);


January 20, 1998
Page 6

                                             b.   a prohibition on dividends and
                                                  stock repurchases; provided,
                                                  however, that open-market
                                                  purchases of stock may be made
                                                  if the Company was profitable
                                                  in its most recent fiscal
                                                  quarter and the total amount
                                                  of cumulative stock
                                                  repurchases is less than 25%
                                                  of the Company's cumulative
                                                  net earnings from the date of
                                                  closing; and

                                             c.   the continued listing of the
                                                  Company's Common Stock ad
                                                  Units (if appropriate) on
                                                  Nasdaq.

     Conditions Precedent. . . . . . . . Without limitation, conditions precedent to closing will include:

                                         1.  the Managing Underwriter's review
                                             of, and satisfaction with:

                                             a.   the Company's historical and
                                                  projected financial statements
                                                  and business plan;

                                             b.   the adequacy of the insurance
                                                  policies carried by the
                                                  Company;

                                             c.   the Company's level of
                                                  compliance with all applicable
                                                  federal, state, and local laws
                                                  and regulations;

                                             d.   the written opinions of
                                                  counsel as to the definitive
                                                  documentation relating to the
                                                  Units; and

                                         2.  the Managing Underwriter's
                                             satisfaction to the effect that:

                                             a.   the offer, sale, and purchase
                                                  of the Units will be in full
                                                  compliance with all applicable
                                                  securities laws and
                                                  regulations;

                                             b.   any and all approvals required
                                                  in connection with the sale of
                                                  the Units have been obtained
                                                  and remain in effect.

                                         3.  the Company's and Managing
                                             Underwriter's satisfaction that
                                             this offering complies with all
                                             applicable gaming regulations in
                                             jurisdictions in which the Company
                                             conducts business.

January 20, 1998
Page 7

2.   MANAGING UNDERWRITER'S COMPENSATION.

     The Managing Underwriter will receive a fee equal to 7.5% of the dollar amount of the Notes purchased plus a five-year warrant to purchase 50,000 shares of the Company's common stock at an exercise price of 120% of the market price of the Company's common stock immediately prior to effectiveness. The Managing Underwriter's Warrant shall provide for cash-less exercise.

     The Company will pay the Managing Underwriter a non-accountable expense allowance equal to 2% of the gross proceeds of the offering and shall pay a $25,000 deposit to the Managing Underwriter upon the acceptance of this Letter of Intent. In the event the Offering for any reason is not closed, the Managing Underwriter will retain so much of the $25,000 received from the Company as is equal to its actual accountable expenses, including expenses of legal counsel, and reimburse the Company for the remainder, if any. If the Managing Underwriter's accountable expenses exceed the $25,000 received from the Company, the Company shall pay the Managing Underwriter for its accountable expenses in excess of the $25,000, including expenses of legal counsel, provided that such accountable expenses shall not exceed $75,000.

3.   EXPENSES.

     The Company will bear the expenses of the proposed Offering customarily borne by issuers, including all filing fees with the SEC and the NASD, all fees of the Company's counsel, accountants, transfer agent and registrar, trustee and paying agent, all fees and expenses for qualification under state securities laws (including fees and disbursements of underwriters' counsel, who will have the responsibility for such qualification as described in paragraph 4), all fees and expenses for preparing, filing and qualifying the Indenture under the Trust Indenture Act of 1939, as amended (including fees and disbursements of underwriters' counsel, who shall have the responsibility for such preparation, filing and qualifying the Indenture), all printing expenses associated with the offering, reasonable expenses associated with the production of materials prepared in connection with the informational meetings to be held in selected cities, and the travel expenses incurred by the management of the Company related to such meetings. The Company agrees to pay such expenses as set forth above, including expenses of Underwriter's legal counsel, without regard as to whether the Registration Statement is filed or becomes effective.

4.   BLUE SKY QUALIFICATIONS.

     The Offering will be qualified for sale under the securities or Blue Sky laws of such states as the Managing Underwriter and the Company may agree, it being understood that the Managing Underwriter may refuse to go forward with the Offering if, in its judgment, the Offering is not qualified in such states as the Managing Underwriter deems necessary to

January 20, 1998
Page 8

     reasonably complete the Offering. The necessary legal work for such qualifications will be performed by counsel for the Managing Underwriter at the expense of the Company. Blue Sky filing fees and fees of such counsel shall be payable by the Company regardless of whether the Offering closes and shall be in addition to the expenses detailed in paragraph 3 hereof.

5.   UNDERWRITING AGREEMENT.

     The terms of the proposed underwriting will be set forth in an Underwritten Agreement to be entered into between the Company and the Managing Underwriter, which will contain the usual representations and warranties by the Company and the usual terms and conditions with respect to the Underwriter's obligations thereunder, including, among other things, that the Managing Underwriter will receive favorable legal opinions from their counsel and counsel for the Company, that there will be no material adverse change in the condition of the Company, financial or otherwise, from that set froth in the Registration Statement and that the Underwriting Agreement may be terminated by either party at any time prior to the effective date. The Underwriting Agreement will also contain customary indemnification provisions running from each party to the other as to claims, liabilities, and actions arising under federal and state securities laws.

6.   FINANCIAL CONDITION.

     The financial statements and condition of the Company shall be satisfactory to the Underwriters at the time of execution of the Underwriting Agreement and at closing. From the date hereof until the effective date of the Registration Statement, the Company will not incur any significant additional indebtedness (other than indebtedness consistent with past operating practices such as ordinary and necessary trade payables) without notifying the Managing Underwriter. At the signing of the Underwriting Agreement and again at closing, the Company will furnish a letter from its certified independent accountants in customary form and acceptable to the Managing Underwriter and its counsel indicating that there has been no material adverse change in the financial information or condition of the Company since the date of the financial statements contained in the Registration Statement and providing comfort on the financial statements and certain contents of the Registration Statement.

7.   PREPARATION OF OFFERING STATEMENT.

     The proposed Offering will be registered under the Securities Act of 1933, as amended. The Registration Statement, including the Prospectus, will be prepared by the Company and its counsel on the appropriate form of Registration Statement and, when approved by the Managing Underwriter and its counsel, will be filed with the SEC. In this regard, all

January 20, 1998
Page 9

     documents to be filed with the SEC shall be submitted to the Managing Underwriter and its counsel for prior approval.

8.   CORPORATE DOCUMENTS AND DUE DILIGENCE.

     The Company shall supply the Managing Underwriter and its counsel with such financial statements, contracts, and other corporate documents as the Managing Underwriter or its counsel may reasonably request and the Company shall make available for consultation such persons involved with the Company's business as the Managing Underwriter or its counsel shall deem necessary in connection with their due diligence investigation of the Company. The Offering will be subject to satisfactory completion in all material aspects of such investigation.

9.   PRINTING.

     The Company will employ an experienced financial printer, satisfactory to the Managing Underwriter to print the Registration Statement, Prospectus, Underwriting Agreement, and other exhibits and related documents.

10.  PUBLICITY.

     The Company understands that the publication and dissemination of information concerning the Company prior to closing the Offering can under certain circumstances create substantial legal impediments to effecting the Offering. The Company agrees that from the date of its execution of this letter of intent to the date of closing, it will issue press releases, make public statements and respond to inquiries of the press and securities analysts only after conferring with its counsel and with the Managing Underwriter's legal counsel.

11.  ESTIMATED CLOSING DATE.

     Closing is expected to occur approximately 12 weeks after the acceptance of this Letter of Intent.

12.  NO FINDER.

     The Company represents and acknowledges that no person is entitled to compensation or other payments as a finder in connection with the proposed transaction between the Company and Managing Underwriter.

It is understood that this letter is merely a statement of intent; while the parties hereto agree in principle to the contents hereof and propose to proceed promptly and in good faith to work out arrangements with respect to the proposed Offering, any legal obligations between the parties hereto shall be only as set forth in the duly negotiated and executed Underwriting Agreement,

January 20, 1998
Page 10

except as provided in paragraphs 2, 3, 4 and 12 herein which shall be binding upon your acceptance of this letter of intent and execution below.

We look forward to working with you on the proposed Offering. If the foregoing correctly sets forth your understanding and agreement, kindly sign this letter and the enclosed executed copy of this letter and return the copy to us.

                                   Very truly yours,


                                   MILLER & SCHROEDER FINANCIAL, INC.



                                   By:  /s/ Theodore G. Glasrud
                                      -----------------------------------------
                                        Theodore G. Glasrud
                                        Vice president
                                        Corporate Finance

ACCEPTED AND AGREED This   12th
                        -----------
day of February, 1998.


PDS FINANCIAL CORPORATION

By:  /s/ Peter D. Cleary
   --------------------------------
     Its: Chief Financial Officer
         --------------------------